Exhibit 99.1

May 7, 2015

We are pleased to report the financial results for the quarter ended on March 31, 2015 for your company. Net Income for the quarter ended was $1.88 million, or $.42 per share, compared to $1.76 million, or $.40 per share, for 2014. Net income increased $120 thousand, or 6.8%, despite an increase in the provision for loan losses of $25 thousand, a net increase in noninterest expenses of $201 thousand, and an increase in income tax expense of $43 thousand. These items were positively offset by an increase in net interest income of $17 thousand and an increase in noninterest income of $372 thousand. Noninterest income increased in 2015 compared to 2014 primarily due to an increase in gain on sale of real estate loans of $296 thousand and an increase in service charges on deposit accounts of $66 thousand. Noninterest expenses increased $201 thousand for the quarter ended March 31, 2015 compared to the same period for 2014. The net increase was the result of an increase in salaries and wages of $77 thousand due to annual salary increases, an increase in pension and employee benefits of $67 thousand due to an increase in health and dental insurance costs, an increase in occupancy expenses of $42 thousand, an increase in equipment expenses of $19 thousand. Of note, the first quarter of 2014 had three extraordinary income items totaling $131 thousand, net of tax, which did not recur in 2015.

Total assets increased $36.4 million, or 6.2% to reach $622.5 million as of March 31, 2015 from $586.1 million as of March 31, 2014. Total loans grew to $501.7 million as of March 31, 2015 from $476.5 million as of March 31, 2014. The increase is attributable to growth in mortgage loans, commercial and commercial real estate loans, and municipal loans. Interest rate risk management strategies continued to include sales of qualifying residential mortgages to the secondary market. Loans totaling $31.3 million were sold during the first quarter of 2015 compared to sales of $20.3 million in the first quarter of 2014. Loans serviced for others grew to $375.1 million, or 15.0%, as of March 31, 2015 from $326.2 million as of March 31, 2014. Total deposits reached $546.8 million compared to the prior year of

$517.7 million or growth of $29.2 million, or 5.6%. The Company had total capital of $52.4 million with a book value per share of $11.75 as of March 31, 2015 compared to $50.8 million and $11.39 per share at March 31, 2014.

We are in the midst of wrapping up an excellent ski season as well as a nail biter of a maple sugaring season. We had a very cold winter with copious amounts of snow, providing the basis for a very good winter tourism season. The sugaring season was similar to last year, very late in coming, nerve wracking, but ultimately a modestly successful season production wise.

The economy in our region seems to continue to improve, though at a tepid pace. Real estate seems to be selling fairly well, with even our laggard regions participating. Home builders are fairly busy, though the cold weather has delayed the construction season somewhat, which we can see in lower construction loan balances compared to other years. Application volume has been very good, so we believe this is more of a timing issue than reflective of an overall slower construction season.

Competition for all types of loan products continues to be extreme. Our industry has a sort of collective amnesia, and once again we are seeing transactions occur that would not in ordinary times be bankable. We continue to stick to our service oriented, relationship based lending practices that have served us well over the years. Hopefully this will help us avoid the pain our peers may feel when we next hit a soft patch in the economy.

We hope you will join us at our annual meeting at 3:00pm on May 20th at the Stone Grill Restaurant in Morrisville.

Enclosed please find your dividend check or advice of deposit representing a dividend of $.27 per share.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 (866)-321-8022 or (720)-378-5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 17 banking offices and two loan centers and multiple ATMS throughout its geographical footprint.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
						Steven J. Bourgeois	David S. Silverman - President & CEO
ASSETS	March 31, 2015	March 31, 2014		March 31, 2015	March 31, 2014	John M. Goodrich	Karyn J. Hale - Chief Financial Officer

						Timothy W. Sargent	John H. Steel - Secretary
				(3 months ended)
						David S. Silverman	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$3,973	$3,936	Interest Income	$6,117	$6,112
						John H. Steel	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	9,178	11,114	Interest Expense	565	577	Schuyler W. Sweet
			Net Interest Income	5,552	5,535	Neil J. Van Dyke
Interest Bearing Deposits in Banks	13,102	16,255	Provision for Loan Losses	100	75		REGIONAL ADVISORY BOARD MEMBERS
						Union Bank
Investment Securities	63,014	52,276	Net Interest Income After Provision for Loan Losses	5,452	5,460
Loans Held for Sale	8,257	3,412				DIRECTORS
			Trust Income	177	175	Kenneth D. Gibbons-Chairman	Michael R. Barrett - St. Johnsbury
Loans, net	493,401	473,044	Noninterest Income	2,158	1,788	Steven J. Bourgeois	Joel S. Bourassa - Northern NH
						John M. Goodrich	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(4,773)	(4,694)	Noninterest Expenses:			Timothy W. Sargent	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,324	2,247	David S. Silverman	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	12,491	10,749				John H. Steel	John M. Goodrich - St. Johnsbury
			Pension & Employee Benefits	734	667	Schuyler W. Sweet	Christopher M. Knapp - Northern NH
Other Real Estate Owned, net	297	507				Neil J. Van Dyke	Coleen K. Kohaut - St. Albans
			Occupancy Expense, net	381	339		Justin P. Lavely - St. Johnsbury
Accrued Interest & Other Assets	23,547	19,526					Daniel J. Luneau - St. Albans
			Equipment Expense	406	387		Mary K. Parent - St. Johnsbury
Total Assets	$622,487	$586,125					Samuel H. Ruggiano - St. Albans
			Other Expenses	1,545	1,549		David S. Silverman - All
							Schuyler W. Sweet - Northern NH
			Total	5,390	5,189
LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2015	March 31, 2014
			Income Before Taxes	2,397	2,234
			Income Tax Expense	513	470	Union Bank Offices (ATMs at all Branch Locations)
Noninterest Bearing Deposits	$97,198	$89,538
			Net income	$1,884	$1,764
Interest Bearing Deposits	303,232	281,199				VERMONT
			Earnings per share	$0.42	$0.40	Danville	421 Route 2 East	802-684-2211
Time Deposits	146,378	146,920				Fairfax	Jct. Routes 104 & 128	802-849-2600
			Book Value Per Share	$11.75	$11.39	Hardwick	103 VT Route 15 West	802-472-8100
Borrowed Funds	18,587	13,750				Jeffersonville	44 Main Street	802-644-6600
						Johnson	198 Lower Main Street	802-635-6600
Accrued Interest & Other Liabilities	4,718	3,934				Lyndonville	183 Depot Street	802-626-3100
						Morrisville	20 Lower Main Street	802-888-6600
Common Stock	9,859	9,855					65 Northgate Plaza	802-888-6860
						Newport	Loan Center
Additional Paid in Capital	430	368					325 East Main Street	802-334-0750
						St. Albans	15 Mapleville Depot	802-524-9000
Retained Earnings	47,142	44,009				St. Johnsbury	364 Railroad Street	802-748-3131
Accumulated Other Comprehensive (Loss) Income	(1,106)	434					325 Portland Street	802-748-3121
						S. Burlington	Loan Center
							30 Kimball Avenue	802-865-1000
Treasury Stock at Cost	(3,951)	(3,882)				Stowe	47 Park Street	802-253-6600
						NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$622,487	$586,125				Groveton	3 State Street	603-636-1611
Standby letters of credit were $1,790,000 and $2,125,000 at March 31, 2015 and 2014, respectively.						Littleton	263 Dells Road	603-444-7136
							76 Main Street	603-444-5321
						Lincoln	135 Main Street	603-745-4000
						N. Woodstock	155 Main Street	603-745-2488